Exhibit 10.6
SUBSIDIARY GUARANTEE AGREEMENT
     This Guarantee, as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) is made by [name of subsidiary], a ___(the “Guarantor”), in favor of PERSISTENCY, a Cayman Islands limited company (the “Lender”).
Background
          1. Canargo Energy Corporation, a Delaware corporation and debtor and debtor-in-possession (the “Borrower”) in a bankruptcy case commenced under chapter 11 of title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 09-16453 (AJG) is the direct or indirect parent of Guarantor;
          2. The Borrower has requested and Lender has agreed to make one or more loans to the Borrower (the “Loans”) pursuant to the terms of a Debtor In Possession Financing Agreement, dated as of even date herewith (the “Financing Agreement”) and related documents, all as approved by the Court pursuant to certain approval orders to be entered in connection therewith (the “Approval Orders”);
          3. The proceeds of the Loans will be used for, among other things, operations, benefiting Guarantor and the Borrower’s other direct and indirect subsidiaries;
          4. Among the conditions to the Loans is the requirement that the Borrower’s direct and indirect subsidiaries execute and deliver a guarantee of the Loans with negative pledges as to the equity interests in their direct subsidiaries for the repayment of the Loans;
          5. The Guarantor intends this Guarantee to be an inducement for the Lender to enter into the transactions contemplated by the Loan Documents;
          6. The Lender is unwilling to enter into the transactions contemplated by the Loan Documents unless the Guarantor delivers to the Lender this Guarantee.
N OW, T H E R E F O R E,
     In consideration of the premises and the mutual covenants and agreements herein set forth, and in order to induce the Lender to extend credit to the Borrower, the Guarantor hereby agrees with the Lender as follows (defined terms used herein without definition have the meanings ascribed to them in the Financing Agreement):
     Section 1. Guarantee. The Guarantor, as primary obligor and not merely as surety, absolutely, unconditionally, irrevocably, guarantees to the Lender the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all the Obligations. This Guarantee constitutes a guarantee of payment when due and performance and not of collection only, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender or any holder of the Loans exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other obligor before or as a condition to the obligations of the Guarantor hereunder.

     Section 2. Termination; Guarantee Absolute. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment and performance, and shall remain in full force and effect until all of the Obligations shall have been fully satisfied, including, without limitation, if the Obligations are converted pursuant to the Conversion or are otherwise satisfied in accordance with Section 2.04 of the Financing Agreement (the “Termination Date”), at which time this Guarantee shall terminate and be of no further force and effect. The Guarantor guarantees that the Obligations will be paid and satisfied strictly in accordance with the terms of the Loan Documents, as applicable, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Subject to the provisions of any Approval Orders that may be applicable to the Guarantor, the liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:
(a)	Any lack of validity, legality or enforceability of any of the Loan Documents or any agreement or instrument delivered pursuant thereto;

(b)	The failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under the provisions of the Loan Documents, agreement or instrument delivered pursuant thereto or otherwise;

(c)	Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligation;

(d)	Any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim or waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations;

(e)	Any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Documents;

(f)	Any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guarantee, held by the Lender securing any of the Obligations;

(g)	Any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower, any surety or any guarantor;

(h)	Any change in circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Guarantor or the Borrower and whether or not such change in circumstances shall or might in any manner and to any extent vary the risk of the Guarantor hereunder;

(i)	The voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of the Borrower, or any other similar proceeding affecting the status, existence, assets or obligations of the Borrower, or the limitation of damages for the breach of, or the disaffirmation of, the Notes, the Loan Agreement or any of the Loan Documents in any such proceeding; and

(j)	Any other cause, whether similar or dissimilar to the foregoing; it being the intention of the Guarantor that this Guarantee be irrevocable, absolute and unconditional in any and all circumstances and that this Guarantee shall be discharged only by the indefeasible payment in full of all sums and the performance of all obligations with respect to which this Guarantee relates.
     Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Lender protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other person (including any other guarantor) or entity or any collateral securing any Obligations.
     Section 4. Subrogation; Subordination. Until the Termination Date, the Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, and shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns) to recover any amounts in respect of payments made under this Guarantee to the Lender. Furthermore, while this Guarantee is in effect, Guarantor shall not incur any obligations for indebtedness that are senior to its obligations hereunder without the prior written consent of Lender (other than Permitted Indebtedness or indebtedness secured by Permitted Liens).
     Section 5. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without resort to such jurisdiction’s conflicts of laws principles.
     Section 6. Representations and Warranties; Shares Covenant. Except as provided for in a Schedule hereto, the Guarantor represents and warrants to the Lender that:
(a)	Upon the entry of the Approval Orders, the Guarantor has the power, authority and legal right to enter into, execute and deliver this Guarantee and all actions, approvals and consents of any party necessary for the Guarantor to validly execute and deliver this Guarantee have been obtained;

(b)	Upon the entry of the Approval Orders, the execution, delivery and performance of this Guarantee by the Guarantor will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction over the Guarantor or its property of which the Guarantor has Knowledge, or of any material mortgage, indenture, security agreement, contract, undertaking or other agreement to which Guarantor is a party or which purports to be binding upon it or any of its material properties or assets;

(c)	Upon the entry of the Approval Orders, this Guarantee creates legal, valid and binding obligations of the Guarantor, fully enforceable against the Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or affecting the rights of creditors generally;

(d)	Other than the Approval Orders, no material consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Guarantor is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee or the consummation of the transactions contemplated thereby;

(e)	The assumption by the Guarantor of its obligations hereunder and under any instruments securing or relating to this Guarantee will result in a direct and material financial benefit to the Guarantor, and there is due and valid consideration to the Guarantor for undertaking the obligations hereunder and under any instruments securing or relating to this Guarantee; and

(f)	There is no action or proceeding pending or, to the Knowledge of the Guarantor, threatened against the Guarantor before any court or administrative agency that might materially adversely affect the ability of the Guarantor to perform its obligations under this Guarantee.

(g)	It is the legal and beneficial owner of, and has good and marketable title to, the issued and outstanding equity interests listed on Schedule 1 hereto (the “Shares”), and except for Permitted Priority Liens and subject to the provisions of any Approval Orders applicable to the Guarantor, to the Knowledge of the Guarantor the Shares are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever.
The Guarantor hereby covenants that from the date hereof through the Termination Date, except for the Permitted Priority Liens, or as contemplated by the Plan or provided in any Approval Orders, or as herein provided, without the prior written consent of the Lender, it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Shares or suffer to exist any encumbrance on its portion of the Shares.
     Section 7. Counterparts. This Guarantee may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 8. Insolvency. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations to be paid by Guarantor hereunder, is rescinded or must otherwise be restored or returned by any Person, or upon the insolvency, bankruptcy or reorganization of the Guarantor, all as though such payment had not been made. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph shall survive the Termination Date.
     Section 9. Notices. Any notice or other communication to be given hereunder shall be in writing and mailed or sent by facsimile transmission at the address or number set forth below:

If to Lender:	Persistency c/o Persistency Capital LLC 1270 Avenue of the Americas New York, NY 10020 Attention: Andrew J. Morris Fax No.: (646) 619-4642

with a copy to:	John R. Ashmead, Esq. Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Fax No.: (212) 480-8421

If to the Guarantor:	[name] [address] [address] Attention: [name] Telephone No.:___ Fax No.:___

With a copy to:	Peter Basilevsky, Esq. Satterlee Stephens Burke & Burke LLP 230 Park Avenue New York, NY 10169 Fax No.: (212) 818-9606
or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by facsimile, when receipt thereof is acknowledged to sender.
     Section 10. Remedies Cumulative. The rights and remedies herein are cumulative and not exclusive of other rights and remedies which may be granted or provided by law.

     Section 11. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
     Section 12. Successors and Assigns. The terms and provisions of this Guarantee shall inure to the benefit of the Lender and its successors and any assignee or transferee of all of the Lender’s rights and obligations under the Loan Documents, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in the transferee, assignee, or successor of the Lender, subject to the terms and conditions hereof. The Guarantor may not delegate its obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the Lender.
     Section 13. Merger; Amendment. This Guarantee and the Financing Agreement embody the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and this Guarantee may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced. In the event of any conflict between this Guarantee and the Financing Agreement the provisions of the Financing Agreement will control.
     Section 14. Reliance. The Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guarantee, and all dealings between either Guarantor and the Lender (or its assigns) shall likewise be conclusively presumed to have been completed or consummated in reliance upon this Guarantee.
     Section 15. Consent to Loan Documents. The Guarantor agrees with, and consents to, all the terms, conditions, duties, obligations and other agreements of the Borrower as set forth in the Loan Documents.
     Section 16. Headings. In this Guarantee, section headings are inserted for convenience of reference only and shall be ignored in the interpretation thereof.
TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED EXPRESSLY WAIVES ALL RIGHTS TO A TRIAL BY JURY ON ACCOUNT OF ANY ISSUE, CLAIM OR DEFENSE CONCERNING THIS GUARANTEE OR ANY INSTRUMENTS GIVEN BY THE UNDERSIGNED TO SECURE THIS GUARANTEE.
[Signature Page Follows]

THE UNDERSIGNED IRREVOCABLY AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS GUARANTEE MAY BE BROUGHT IN THE COURTS OF RECORD OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK; CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING; AND WAIVES ANY OBJECTION WHICH THE UNDERSIGNED MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS.
     IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guarantee effective as of the                      day of October, 2009.

[subsidiary name].

By:

Witness